EXHIBIT 10.2

TERMS OF RESTRICTED STOCK UNIT CERTIFICATE

The form of Restricted Stock Unit Certificate (the “Certificate”), filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, contains blanks where the employee's name, number of units granted, grant date and vesting date in terms provided under the Certificate vary for each employee.

On June 1, 2017, Ronald S. Ohsberg, Executive Vice President and Treasurer, was granted 2,000 restricted stock units. The restricted stock units were granted with a term of 60 months and vest on June 1, 2022.